EXHIBIT 10.1

RESOLUTIONS

Director Compensation

WHEREAS, upon the recommendation of the Nominating and Governance Committee, the quarterly cash retainer payable to non-employee directors shall be increased to $26,250, effective January 1, 2015.

NOW, THEREFORE, BE IT RESOLVED, that effective January 1, 2015, directors who are not officers or employees of the Corporation or any of its subsidiaries (each a “Non-Employee Director”) shall be entitled to receive for their services as directors, a quarterly cash retainer in the amount of $26,250 (“Quarterly Retainer”), to be paid on each January 1, April 1, July 1, and October 1 (each a “Quarterly Payment Date”), provided such Non-Employee Director is serving as a director on such date.

FURTHER RESOLVED, that each Non-Employee Director shall be entitled to receive on December 1, 2014 for his or her service as a director, a pro-rated quarterly cash retainer in the amount of $7,750, provided such Non-Employee Director is serving as a director on December 1, 2014; such payment representing the former quarterly retainer of $22,500, multiplied by a fraction, the numerator of which is 31, and the denominator of which is 90.

FURTHER RESOLVED, that each Non-Employee Director who serves as a chair of a committee of the Board of Directors, other than the Audit Committee, shall be entitled to receive an additional quarterly chair fee for each such chair service, in the amount of $5,000 and each Non-Employee Director who serves as a chair of the Audit Committee or as Lead Director shall be entitled to receive an additional quarterly fee in the amount of $6,250 (each such fee, a “Quarterly Chair Fee” or “Quarterly Lead Director Fee”, respectively), to be paid on each Quarterly Payment Date, provided such Non-Employee Director is serving as a committee chair or as Lead Director on such date.

FURTHER RESOLVED, that each Non-Employee Director serving on December 1, 2014 as chair of a committee of the Board of Directors, other than the Audit Committee, shall be entitled to receive a pro-rated Quarterly Chair Fee in the amount of $1,722.22, and for each Non-Employee Director serving as Audit Committee chair or Lead Director shall be entitled to receive a pro-rated Quarterly Chair Fee or Quarterly Lead Director Fee, as applicable, in the amount of $2,152.78; such payments representing the sum of $5,000 and $6,250, respectively, multiplied by a fraction, the numerator of which is 31, and the denominator of which is 90.

FURTHER RESOLVED, that any Non-Employee Director initially elected or appointed to the Board between December 1, 2014 and December 31, 2014, shall be entitled to receive on the Quarterly Payment Date following the date he or she joins the Board, an additional one-time pro-rated fee in an amount equal to the $7,750, multiplied by a fraction, the numerator of which is the number of calendar days such Non-Employee Director has served as a director on the Board prior to December 31, and the denominator of which is 31.

FURTHER RESOLVED, that any Non-Employee Director initially appointed as a committee chair or as Lead Director between December 1, 2014 and December 31, 2014, shall be entitled to receive on the Quarterly Payment Date following the date he or she becomes such chair or Lead Director, an additional one-time pro-rated fee in an amount equal to $1,722.22 for chairing a committee other than the Audit Committee, or $2,152.78 for chairing the Audit Committee or being elected as Lead Director, multiplied by a fraction, the numerator of which is the number of calendar days such Non-Employee Director has served as such chair or Lead Director prior to December 31, 2014, and the denominator of which is 31.

FURTHER RESOLVED, that any Non-Employee Director initially elected or appointed to the Board or initially appointed as a committee chair or as Lead Director effective on any date other than a Quarterly Payment Date on or after January 1, 2015, shall be entitled to receive on the Quarterly Payment Date following the date he or she joins the Board or becomes such chair or Lead Director, as the case may be, an additional one-time fee in an amount equal to the Quarterly Retainer, Quarterly Chair Fee, or Quarterly Lead Director Fee, as the case may be, multiplied by a fraction, the numerator of which is the number of calendar days such Non-Employee Director has served on the Board or as such chair prior to such Quarterly Payment Date and the denominator of which is 91.

FURTHER RESOLVED, that on June 1 of each year, each Non-Employee Director who is serving as a director on that date shall be entitled to receive a number of restricted stock units (“RSUs”) equal to $150,000 divided by the Fair Market Value, as defined in the 2006 Equity Compensation Plan for Non-Employee Directors (“Plan”), of the Corporation’s common stock as of such June 1, with any fractional amount rounded up to the next whole RSU.

FURTHER RESOLVED, that any Non-Employee Director initially elected or appointed to the Board effective on any date other than June 1 shall be entitled to receive on the date he or she joins the Board, a number of RSUs equal to $150,000 divided by the Fair Market Value, as defined in the Plan, of the Corporation’s common stock as of the date the Non-Employee Director joins the Board, multiplied by a fraction, the numerator of which is the number of full calendar months from such date until the following May 31 and the denominator of which is 12, with any fractional amount rounded to the next whole RSU.